Exhibit 99.1


                        Rush Financial Technologies, Inc.
    Secures Private Placement Funding and Announces New Co-Location Facility

DALLAS, TEXAS (March 30, 2005) - Rush Financial Technologies, Inc. ("RSHF.OB"), dba RushTrade(R) Group, today announced that it has closed on the third traunch of a private placement offering with a unit of Bonanza Capital, Ltd., securing an additional $350,000 for the issuance of its restricted common stock and warrants at $0.24 per share, bringing Bonanza's total investment to date to $1,100,000.

"RushTrade Group will use the additional capital to fund advertising to accelerate revenue growth, step up the development of new product enhancements and upgrade our data services network, currently located in our Dallas office, with a new co-location facility at an area AT&T Enterprise Hosting Services Center. The AT&T center is a Tier 2 hosting services facility, sitting on top of one of the major Internet backbones in the U.S., and is SAS 70 Certified. RushTrade is committed to providing our customers with the highest quality and reliability for connectivity and security available anywhere." said Mr. D. M. "Rusty" Moore, Jr., President and CEO.

About Rush Financial Technologies, Inc.

Rush Financial Technologies, Inc. operates through two primary subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade"), a fully-disclosed introducing broker/dealer and member NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

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The  Securities  and  Exchange  Commission   encourages  companies  to  disclose
forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Quarterly Reports on Form 10-Q. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:         Sharron Kuzma
                                    (972) 450-6000
                                    skuzma@rushgroup.com














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